Manitoba

The Corporations Act/
Loi sur les corporations
ARTICLES OF AMENDMENT /
CLAUSES MODIFICATRICES

Corporation No.
N° de la corporation 4135955

Manitoba The Corporations Act / Loi sur les corporations
CERTIFICATE / CERTIFICAT
ARTICLES EFFECTIVE / LES STATUTS PRENNENT EFFET LE
6 - OCT / OCT 2000
DIRECTOR, CORPORATIONS BRANCH / DIRECTEUR, DIRECTION DES CORPORATIONS

1-- Name of Corporation / Dénomination sociale	2-- Corporation Number / N° de la corporation
DIABEX INC.	4135955

3-- a) The amendment to the articles has been authorized by: / La modification apportée aux statuts a été autorisée résolution:

directors	☐	administrateurs
shareholders	☒	actionnaires
members	☐	membres

b) pursuant to Section / conformément à l'article 167(1)

c) and the articles are amended as follows: / et les statuts de la corporation sont modifiés de la façon suivante:

see Schedule "A" attached hereto

Date: / Date:	Signature: / Signature:	Description of Office: / Description du poste:
October 6, 2000	[signature]	PRESIDENT

Instructions: Specify the relevant subsection pursuant to which the amendment is authorized, and the changes which are being made. Specify whether amendment authorized by directors, shareholders or members. The resolution authorizing the amendment is not required to be attached hereto.

Directives: Énoncer chacune des modifications apportées aux statuts, en mentionnant la disposition de la loi qui l'autorise. Indiquer également s'il s'agit d'une modification adoptée par résolution des administrateurs ou par résolution des actionnaires ou membres. Il n'est pas nécessaire de fournir une copie de cette résolution.

SCHEDULE "A"

(a) to change all of the issued and outstanding Voting common shares of the Corporation into shares of the same class on the basis of 35,307.6923 Voting common shares for each currently issued and outstanding Voting common share such that upon such change each Voting common shareholder's shareholdings shall be rounded to the nearest whole share; and

(b) to delete Schedule II to the Articles.

G:\ARH\Diabex\Schedule A to Arts of Amend.wpd